Exhibit 10.43

AMENDMENT 2015-1

TO THE

L-3 COMMUNICATIONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, L-3 Communications Corporation (“L-3”) maintains the L-3 Communications Corporation Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the Compensation Committee of L-3’s Board of Directors (the “Committee”) has the authority to amend the Plan pursuant to Section 5.1 of the Plan; and

WHEREAS, the Committee has approved a resolution authorizing an amendment to Section of 5.1 of the Plan as contemplated hereunder.

NOW THEREFORE, Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

5.1.    Amendment. The Board, the Compensation Committee of the Board or, to the extent permitted by resolution of the Board or the Compensation Committee, any delegate of the Board or Compensation Committee may amend, modify, suspend or discontinue this SERP at any time; provided, however, that no such amendment, modification, suspension or discontinuance of the SERP shall have the effect of reducing a Participant’s Supplemental Pension Benefit determined as though the Participant had terminated employment with the Participating Company on the date of the amendment, modification, suspension or discontinuance.

IN WITNESS WHEREOF, this Amendment 2015-1 to the Plan has been duly executed as of October 19, 2015.

L-3 Communications Corporation
By:	/s/ Kevin Weiss
Kevin Weiss
Vice President, Human Resources